Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(570,560)
Unrealized Gain (Loss) on Market Value of Futures	543,890
Interest Income	490
Total Income (Loss)	$(26,180)

Expenses
Investment Advisory Fee	$6,494
Brokerage Commissions	802
NYMEX License Fee	253
Non-interested Directors' Fees and Expenses	58
Other Expenses	96,000
Total Expenses	103,607
Expense Waiver	(94,376)
Net Expenses	$9,231
Net Gain (Loss)	$(35,411)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/09	$13,306,183
Net Gain (Loss)	(35,411)

Net Asset Value End of Period	$13,270,772
Net Asset Value Per Unit (300,000 Units)	$44.24

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502